Exhibit 99.1

May 2014 Fireside Chat

Forward Looking Statements and Non GAAP Measures Cautionary Statement Regarding Forward Looking Statements Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank's loan and securities portfolios, and the market value of the Company's equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company's investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including, without limitation, the merger First Financial Holdings, Inc. ("FFCH"), within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integration, including, without limitation, with respect to FFCH, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company's performance and other factors; and (21) other risks and uncertainties disclosed in the Company's most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements. The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Measures Statements included in this presentation include non-GAAP measures and should be read along with the accompanying tables to the earnings release which provide a reconciliation of non-GAAP measures to GAAP measures. Management believes that these non-GAAP measures provide additional useful information. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company's results or financial condition as reported under GAAP.

Largest Publicly Traded Bank Holding Company Headquartered in SC Assets - $8.0 Billion Loans - $5.6 Billion Deposits - $6.6 Billion GEORGIA Charlotte Wilmington Myrtle Beach Hilton Head Island Savannah Atlanta Florence Columbia Athens Gainesville Georgetown Charleston NORTH CAROLINA SOUTH CAROLINA Greenville

Market Performance Since 2008 See endnotes (1) 0.0 50.0 100.0 150.0 200.0 250.0 SCBT Total Return SCBT Carolina Peers Georgia Peers KRX 67.3% (24.6%) 86.3% (32.2%) 22.7%

[LOGO]

Inland Port in Upstate South Carolina

Economic Highlights Clemson

First Financial Holdings Closing: July 26, 2013 Conversion: July 2014 Operating Earnings Per Share 8

Net Interest Margin Earning Assets Funding

Loan Portfolio Mix 4.3% 5-YR CAGR (2008 – 2013) Organic Loan Growth In Millions See endnotes (2) $2,841 $3,613 $5,679

Loan Portfolio Mix $2,980 $282 $2,355 $5,617 Million

Operating Efficiency Ratio - QTD 12 See endnotes (3)

SCBT Branches Closings GEORGIA Charlotte Wilmington Myrtle Beach Hilton Head Island Savannah Atlanta Florence Columbia Athens Gainesville Georgetown Charleston NORTH CAROLINA SOUTH CAROLINA Greenville

Endnotes 1. Source: SNL Financial. Pricing data as of 5/2/14. KRX is a composition of 50 regionally diversified mid and small-cap banking institutions in the U.S and is calculated using and equal-weighted method Carolina Peers include all major exchange traded banks and thrifts in North Carolina and South Carolina with assets between $500 million and $10.0 billion Georgia Peers include all major exchange traded banks and thrifts in Georgia with assets between $500 million and $10.0 billion. (1)Total return includes distribution of dividends. 2. Acquired loans are net of purchase accounting adjustments. 3. Efficiency ratio = NIE / Net Int Inc + Non Int Inc less securities gain/(loss) Operating efficiency ratio (exc’l) = same as above except exc’l merger cost & OREO related cost from NIE